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Exhibit 10.35

NONQUALIFIED STOCK OPTION AGREEMENT
UNDER THE
NEUSTAR, INC. 1999 EQUITY INCENTIVE PLAN

        THIS AGREEMENT, made as of February 14, 2005 (the "Effective Date"), by and between NeuStar, Inc., a Delaware corporation (the "Company"), and Jim Cullen (the "Participant").

W I T N E S S E T H:

        WHEREAS, the Company desires to afford the Participant the opportunity to acquire an ownership of the Company's common stock, par value $.002 per share ("Common Stock"), so that the Participant may have a direct proprietary interest in the Company's success.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

        1.    Grant of Option.    Subject to the terms and conditions set forth herein and in the Company's 1999 Equity Incentive Plan, as restated as of March 13, 2002 and as amended as of June 21, 2004 and September 22, 2004 (the "Plan"), the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on January 26, 2015 (the "Expiration Date"), the right and option (the right to purchase any one share of Common Stock hereunder being an "Option") to purchase from the Company 59,088 shares of Common Stock. The Options shall have an exercise price of $15.20 per share. None of the Options granted pursuant to this Section 1 is intended to constitute an Incentive Stock Option.

        2.    Exercise of Options and Right of Repurchase.    Subject to the terms and conditions set forth herein and the Plan, 100% of the Options shall be exercisable at any time after February 14, 2005. Shares received upon exercise of the Options may be subject to the right of Repurchase under Section 8 hereof (the "Right of Repurchase"). The Right of Repurchase shall lapse on a cumulative basis, with respect to 25% of the shares on January 25, 2006 so long as the Participant continues in the Service of the Company from the Effective Date through January 25, 2006, and with respect to 2.083% of the shares on the last day of each succeeding calendar month thereafter so long as the Participant continues in the Service of the Company. The Participant may not exercise any Option for fractional shares of Common Stock. The Committee or the Board may accelerate the lapse of the Company's Right of Repurchase.

        3.    Termination of Service.    (a) If, prior to the Expiration Date, the Participant's Service with the Company shall terminate (the date of termination being the "Date of Termination") by reason of a Normal Termination (as defined in the Plan), the Options for shares with respect to which the Company's Right of Repurchase has lapsed shall remain exercisable until the earlier of the Expiration Date or the day three (3) months after the Date of Termination. All Options for shares with respect to which the Company's Right of Repurchase has not lapsed shall immediately terminate. As used herein, "Normal Termination" shall include the Participant's removal from the Board or failure to be re-elected to the Board (excluding the Participant's voluntary resignation from the Board, provided that a resignation from the Board required as part of the terms of a Corporate Transaction is hereby stipulated to be a removal from the Board), in each case at a time that the Participant's Service to the Company is solely as a member of the Board.

        (b)   If the Participant's Service with the Company shall cease prior to the Expiration Date by reason of death or disability, or the Participant shall die or become disabled while entitled to exercise any of the Options pursuant to paragraph 3(a), the Participant or the Participant's legal representative, or, in the case of death, the executor or administrator of the estate of the Participant or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution, or the persons to which the Participant shall have transferred Options under Section 4, shall have the right, until the earlier of the Expiration Date or one year after the date of death or disability, to exercise the Options for shares with respect to which the Company's Right of Repurchase has lapsed. All Options for shares with respect to which the Company's Right of Repurchase has not lapsed shall immediately terminate.

        (c)   If, prior to the Expiration Date, the Participant's Service with the Company is terminated for "Cause" (as defined in the Plan), (i) unless otherwise provided by the Committee, the Options, to the extent not exercised as of the Date of Termination, shall lapse and be canceled, and (ii) all shares of Common Stock received pursuant to an exercise of the Options after such termination, in contravention of subsection (i) above, may be purchased by the Company at its discretion for Repurchase Price (as defined in Section 8(b) below). If the Participant's Service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights with respect to the Options (whether or not the Company's Right of Repurchase has lapsed with respect thereto) shall be suspended during the period of investigation.

        (d)   If, prior to the Expiration Date, the Participant's Service with the Company is terminated other than for Cause, a Normal Termination, death or disability, the Options for shares with respect to which the Company's Right of Repurchase has lapsed shall remain exercisable until the earlier of the Expiration Date or 30 days after the Date of Termination. All Options for shares with respect to which the Company's Right of Repurchase has not lapsed shall immediately terminate.

        (e)   After the expiration of any exercise period described in any of Sections 3(a)—(d) hereof, or otherwise upon the Expiration Date, the Options shall terminate together with all of the Participant's rights hereunder, to the extent not previously exercised.

        4.    Non-Transferable.    Except as provided below or as otherwise authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, his guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever. Without limiting the generality of the foregoing, the Participant may transfer the Options to one family member, and, with the consent of the Company, more than one family member (as defined under Regulation 701(c)(3) of the Securities Act of 1933, as amended (the "Act"), including trusts (irrespective of the number of beneficiaries of the trust) and other entities included as family members within the meaning of such regulations) in whole or in part; provided, however, that the restriction to one family member will expire upon the Company's becoming a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An Option that is transferred pursuant to the preceding sentence, absent further action by the Committee, (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and this Agreement. Any shares of Common Stock acquired upon the exercise of an Option by a permitted transferee shall be subject to the terms of the Plan and this Agreement. For avoidance of doubt, unless the Company or the Board determines otherwise, in the event that an Option shall have been transferred in accordance with this Section 4, then the transferee of such Option (and not the initial Participant) may file a written beneficiary designation under Section 12(f) of the Plan with respect to the Options transferred to such Transferee.

        5.    Adjustments and Corporate Reorganizations; Changes in Organization.

        (a)   In accordance with and subject to the applicable terms of the Plan and this Agreement, the Options shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of Common Stock or other consideration subject to such

Options or as otherwise determined by the Committee in its sole discretion to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Committee shall give the Participant written notice of an adjustment hereunder. Neither the foregoing, nor any similar provision in the Plan, shall apply to changes in tax laws, tax interpretations or tax rates.

        (b)   In the event that the Company undertakes a change in its organization, including but not limited to a combination of business units, the creation of a new business unit, the elimination of a business unit, or the acquisition, sale or transfer of an interest in a business unit, the Options shall be subject to adjustment or substitution (including but not limited to the substitution of common stock of or other ownership interest in a Related Entity, other consideration or another Award under the Plan), as to the number, price or kind of Common Stock or other consideration subject to such Options or as otherwise determined by the Committee in its sole discretion to be equitable. For purposes of this Agreement, a "business unit" shall mean any Related Entity or any division or other unit or group within the Company that the Committee designates as a "business unit."

        (c)   Subject to the provisions of Section 13(b) of the Plan, in the event of a Corporate Transaction (as defined below), the Company's Right of Repurchase with respect to shares covered by the Options shall lapse in full in the event the Participant's Service with the Company shall terminate by reason of a Normal Termination within two (2) years following such Corporate Transaction.

        (d)   For purposes of this Agreement, a "Corporate Transaction" shall mean any of the following events:

    (i)
    The consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation.

    (ii)
    The consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets, other than a transfer of the Company's assets to a majority-owned subsidiary of the corporation.

    (iii)
    The approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

    (iv)
    The acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

        6.    Exercise; Payment For and Delivery of Common Stock; Shareholders Agreement.    (a) The Options shall be exercised by delivering written notice to the Committee stating the number of whole shares of Common Stock to be purchased, the person or persons in whose name the shares of Common Stock are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash, in shares of Common Stock, any combination of cash or shares of Common Stock or such other method of payment as is authorized by the Plan with the consent of the Committee; provided, however, that the Participant may use Common Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles (i.e., (i) been held by the Participant free and clear for at least six (6) months (or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements) prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Participant in other than a compensatory transaction, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price) and the Participant has good title free and clear of any liens and encumbrances. In the event that all or part of the purchase price is paid in shares of Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. At the time of exercise, the Committee shall require the Participant to pay to the Company an amount sufficient to pay all federal, state and local withholding taxes, if any, incurred, in the Committee's judgment, by reason of the exercise of the Options. and the Participant's right to receive shares of Common Stock shall be contingent upon such payment. Such payment to the Company may be effected through (a) payment by the Participant to the Company of the aggregate withholding taxes in cash or cash equivalents; (b) at the discretion of the Committee, the Company's withholding from the number of shares of Common Stock that would otherwise be delivered to the Participant upon exercise of the Options, a number of shares of Common Stock with an aggregate Fair Market Value on the Settlement Date equal to the aggregate amount of minimum required withholding taxes; or (c) at the discretion of the Committee, any combination of these two methods. In the event that the Participant shall have transferred Options pursuant to Section 4 hereof and if upon exercise of the Option by the transferee, withholding shall be required, then unless the terms of the transfer as specified in writing by the Participant shall require the transferee to satisfy any withholding requirement, the Participant shall remain responsible for paying such amount to the Company as may be required to satisfy the withholding requirement; provided that in no event shall the Company be required to deliver shares upon exercise of an Option unless the withholding obligation is satisfied.

        (b)   Notwithstanding anything herein to the contrary, in accordance with Section 12(q) of the Plan, as a condition to the receipt of a certificate or certificates representing shares of Common Stock acquired pursuant to the exercise of Options, to the extent required by the Committee, the Participant shall execute and deliver a shareholders agreement or such other documentation that shall provide for restrictions on transferability of the shares of Common Stock acquired hereunder, a right of first refusal of the Company with respect to the shares of Common Stock acquired hereunder and such other terms as the Board or Committee shall from time to time require.

        (c)   The Committee reserves the right to require, upon exercise of all or any portion of the Option while the Company is not a reporting company under Section 12 of the Exchange Act, the deposit of the shares issued into a trust (with a trustee designated by the Company) to the extent the Committee determines in its discretion that such an arrangement is appropriate to ensure compliance with applicable laws, rules or regulations governing ownership of Company shares. The trust would be the shareholder of record, and would hold the shares for the benefit of the Participant. Any transferee of the shares would be required to retain the shares in the voting trust. The trust would end at such time as the Company has become a reporting Company under such Section 12 of the Exchange Act. The trust would provide that the trustee would exercise voting rights with respect to the shares in trust, and would contain such other provisions and limitations governing transfer and other ownership rights as the Committee determines in its discretion are necessary or desirable.

        7.    Rights as Common Stockholder.    The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

        8.    Right of Repurchase.    (a) Unless the Right of Repurchase shall have lapsed in accordance with Section 2 above, the shares acquired upon exercise of Options under this Agreement initially shall be "Restricted Shares" and shall be subject to a right (but not an obligation) of repurchase by the Company. The Participant shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except under such circumstances or to such persons to which a transfer of the Options is permitted under Section 4. In any case, the transferee must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Participant transfers any Restricted Shares, then this Section 8 shall apply to the transferee to the same extent as to the Participant.

        (b)   Except as otherwise provided in Section 5(c), the Right of Repurchase shall lapse with respect to the shares subject to the Options in accordance with the schedule set forth in Section 2. If the Company exercises the Right of Repurchase, it shall pay the Participant the exercise price paid for each of the Restricted Shares being repurchased, net of any cash dividends that have been distributed to the Participant with respect thereto (such amount, the "Repurchase Price").

        (c)   The Right of Repurchase shall be exercisable only by written notice delivered to the Participant prior to the expiration of the later of (x) with respect to any Restricted Shares held as of the Date of Termination, 90 days after the Date of Termination, and (y) with respect to any Restricted Shares purchased thereafter, 90 days after the expiration of the period that Options covering Restricted Shares may be exercised following the Date of Termination (as set forth in Section 3). The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the holder of such shares the Repurchase Price. Payment shall be made in cash or cash equivalents. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (c).

        (d)   Except as otherwise provided in Section 5(c), in the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor.

        (e)   If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 8, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

        (f)    Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (d) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the holder of such shares and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or (ii) released to the Participant upon the Participant's request to the extent the shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all shares shall be released within 95 days after the Participant's Date of Termination.

        9.    Company; Participant.    (a) The term "Company" as used in this Agreement with reference to employment shall include the Company and its affiliates.

        (b)   Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Options may be transferred by will, by the laws of descent and distribution or in accordance with Section 4 hereof, the word "Participant" shall be deemed to include such person or persons.

        10.    Requirements of Law.    (a) By accepting the Options, the Participant represents and agrees for himself and his permitted transferees that, unless a registration statement under the Act, is in effect as to shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to, or for sale in connection with, any distribution, (ii) each notice of the exercise of any portion of the Options shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with any present intention of distributing or selling any of such shares of Common Stock; and (iii) the shares have not been registered under the Securities Act on the ground that no distribution or public offering of the shares is to be effected (it being understood, however, that the shares are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and in this connection the Company is relying in part on the Participant's representations set forth in this Section.

        (b)   No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board or the Committee, upon notice given to the Participant, shall be final, binding and conclusive.

        (c)   The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

        (d)   The Participant hereby confirms that the Participant has been informed that any shares of Common Stock acquired hereunder are restricted securities under Rule 144 promulgated under the

Securities Act and may not be resold or transferred unless the Common Stock is first registered under the Federal securities laws or unless an exemption from registration is available. The Company shall in no event be obligated to register any securities pursuant to the Securities Act or to take any other affirmative action in order to cause the issuance or transfer of shares acquired pursuant to this Agreement to comply with any law or regulation of any governmental authority.

        11.    Notices.    Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        12.    Disposition of Common Stock.    The Participant agrees to notify the Company, in writing, within 30 days of any transfer of Options pursuant to Section 4 hereof or any disposition (whether by sale, exchange, gift or otherwise) of shares of Common Stock purchased under this Agreement.

        13.    Binding Effect.    Subject to Section 4 hereof, this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

        14.    Plan.    The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

        15.    Governing Law.    This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

        16.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

        17.    No Right to Continued Service.    This Agreement does not confer upon the Participant any right to continue as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate the Participant's employment at any time for any reason (subject to any employment agreement).

        18.    Entire Agreement.    This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

        IN WITNESS WHEREOF, the Company has granted this Option on the Effective Date.

        This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek Jeffrey Ganek Chairman and Chief Executive Officer
ACCEPTED:
/s/ Jim Cullen Jim Cullen

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NONQUALIFIED STOCK OPTION AGREEMENT UNDER THE NEUSTAR, INC. 1999 EQUITY INCENTIVE PLAN